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                                                                   EXHIBIT 10.11


                            SECOND AMENDMENT OF LEASE

         THIS SECOND AMENDMENT TO LEASE, made this 29th day of March 2001 by and between FORSGATE INDUSTRIAL COMPLEX with offices at 400 Hollister Road, Teterboro, New Jersey (hereinafter called "Landlord") and, DELTA COMPUTEC INC., a New York corporation, which is a subsidiary of NQL Inc., a Delaware corporation, and which has offices at 900 Huyler Street, Teterboro New Jersey (hereinafter called "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant previously entered into a certain agreement of Lease dated July 23, 1991, and amended August 11, 1997, whereby Tenant leased the premises located at 900 Huyler Street, Teterboro New Jersey (hereinafter the "Lease") which expires July 31, 2001;

         WHEREAS, the parties desire to amend and modify the Lease so that this Second Amendment of Lease shall extend the Lease termination date to July 31, 2006;and

         WHEREAS, Landlord has agreed to undertake certain repair or replacement obligations as set forth in Exhibit "A" attached hereto.

         NOW, THEREFORE, in consideration of the matters set forth herein, and other good and valuable consideration received, the sufficiency and adequacy of which is mutually acknowledged, the parties agree as follows:

         Section 1.03 "Term of Lease" - shall be amended so that the Lease shall terminate on July 31, 2006;

         Section 3.01 "Net Basic Rent" - shall be amended to add that the annual rent is as follows:

         "From August 1, 2001 to and through July 31, 2006 the annual Net Basic Rent shall be $336,657.00, payable in equal monthly installments of $28,054.75 on the first of every month."; and

         Attached hereto as Exhibit "A" is a list designating various repair and replacement items hereinafter referred to as "Landlord's Work", that the Landlord hereby agrees to undertake as part of this Second Amendment of Lease.

The Lease and this Second Amendment of Lease shall be read together as one document, and except where expressly modified by this Second Amendment of Lease, all the provisions of the Lease shall remain in full force and effect.


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INTENDING TO BE BOUND by the terms of this Second Amendment of Lease, the parties cause their duly authorized officers or partners to execute this document on their behalf.

WITNESS:                                     LANDLORD:

                                             FORSGATE INDUSTRIAL COMPLEX

                                             By: /s/ CHARLES KLATSKIN
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                                             Charles Klatskin, Managing Partner


ATTEST:                                      TENANT
                                             Delta Computec Inc.


                                             By: /s/ JOHN DEVITO
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                                             John DeVito, President